UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3rd 2022 (July 20, 2021)

Bilander Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40426	86-1973248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 2100

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 780-9975

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-fourth of one Redeemable Warrant	TWCBU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	TWCB	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	TWCBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Bilander Acquisition Corp. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) to amend and restate the Company’s audited balance sheet as of July 20, 2021 (the “Post-IPO Balance Sheet”) that had been filed with the Company’s Current Report on Form 8-K originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 26, 2021 (the “Original 8-K”).

The audited balance sheet is being restated to reflect the classification of all of the Company’s Class A common stock subject to possible redemption issued as part of the units sold in the Company’s initial public offering (“IPO”) as temporary equity in accordance with Accounting Standards Codification (“ASC”) 480-10-S99. Upon its IPO, the Company classified a portion of the Class A common stock as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. The Company’s management re-evaluated the conclusion and determined that the Class A common stock subject to possible redemption included certain provisions that require classification of the Class A common stock as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination. As a result, management corrected the error by restating all Class A common stock subject to possible redemption as temporary equity. This resulted in an adjustment to the initial carrying value of the Class A common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A common stock.

The Company initially determined the changes were not qualitatively material to the Company’s previously issued financial statements and did not restate its financial statements. Although the qualitative factors that management assessed tended to support a conclusion that the misstatements were not material, these factors were not strong enough to overcome the significant quantitative errors in the financial statements. The qualitative and quantitative factors support a conclusion that the misstatements are material on a quantitative basis. Management concluded that the misstatement was of such magnitude that it is probable that the judgment of a reasonable person relying upon the financial statements would have been influenced by the inclusion or correction of the foregoing items. As such, upon further consideration of the change, the Company determined the change in classification of the Class A common stock and the change to its presentation of earnings per share is quantitatively material and it should restate its previously issued financial statements.

In connection with the change in presentation for the Class A common stock subject to possible redemption, the Company also identified a misstatement due to its misapplication of accounting guidance related to the Company’s grant of the over-allotment option to the underwriters in the Post-IPO Balance Sheet and concluded that the disclosure of the derivate liability for the over-allotment option should be included in this restatement.

Therefore, on December 7, 2021, the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that the Company’s previously issued audited balance sheet as of July 20, 2021 filed as Exhibit 99.1 to the Original 8-K should be restated to report all Class A common stock as temporary equity and should no longer be relied upon. As such, the Company will restate its audited balance sheet as of July 20, 2021 filed as Exhibit 99.1 to the Original 8-K in this Amendment.

The restatement does not have any impact on the Company’s cash position and cash held in the trust account established in connection with the IPO.

After re-evaluation, the Company’s management has concluded that in light of the error described above, a material weakness existed in the Company’s internal control over financial reporting as of the Post-IPO Balance Sheet and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness is described in more detail in appropriate filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Audited Balance Sheet as of July 20, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILANDER ACQUISITION CORP.

	By:	/s/ Scott W. Wagner
	Name:	Scott W. Wagner
Dated: February 3rd, 2022	Title:	Chief Executive Officer (Principal Executive Officer)

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